UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2008

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50761	11-3146460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York 12804
(Address of Principal Executive Offices) (Zip Code)

(518) 798-1215
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

 Item 1.01 – Entry into a Material Definitive Agreement.

On March 5, 2008, the Company entered into a new employment arrangement with John Soto, the material terms of which are described in Item 5.02 of this Form 8-K and are incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2008, the Company promoted John Soto to Senior Vice President - Global Sales and entered into a new employment arrangement, the material terms of which are described below.  Mr. Soto was previously the Company's Vice President - Global Sales.

Pursuant to the employment arrangement, Mr. Soto will: (i) receive an annual base salary of $225,000, (ii) be eligible for an annual bonus of up to 35% of his annual base salary pursuant to the AngioDynamics Management Incentive Compensation Program and up to an additional 17.5% based on the Company's overachievement of its financial goals, (iii) be eligible to receive annual stock options to be determined based on his individual performance as well as an automobile allowance and benefits commensurate with the role of Senior Vice President, (iv) receive reimbursement for expenses associated with his relocation to Queensbury, New York, up to $75,000 and (v) receive reimbursement to assist with the purchase or rental of a house, up to $25,000.  If Mr. Soto leaves the Company within 24 months he must repay all monies received in connection with his relocation and housing.  Mr. Soto's employment with the Company continues to be "at will".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
(Registrant)

Date: March 10, 2008	By:	/s/ Joseph Gersuk
Joseph Gersuk
Chief Financial Officer